September 12, 2007

BNY Western Trust Company
550 Kearny Street, Suite 600
San Francisco, CA  94108
Attention:  Corporate Trust Department
Facsimile: (415) 399-1647


Re: First Supplemental Indenture dated as of December 18, 2002 (the "Supplemental Indenture") to Indenture dated as of January 25,
2002  between Hollywood Entertainment Corporation and Hollywood
Management Company (together, the "Issuers") and BNY Western
Trust Company as the Trustee (the "Trustee") relating to the 9.625% Senior Subordinated Notes due 2011 (the "Notes")

Ladies and Gentlemen:

Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Supplemental Indenture. Pursuant to this letter, the Trustee is hereby advised that the Issuers have determined to exercise their right under Section 7.01(a) of the Supplement Indenture to defer payment of interest on the Notes during the 30 day period following the date when such payment is due.


HOLLYWOOD ENTERTAINMENT CORPORATION

HOLLYWOOD MANAGEMENT COMPANY

By:    /S/ Thomas D. Johnson, Jr.
       --------------------------
Name:  Thomas D. Johnson, Jr.
Title: Chief Financial Officer